Exhibit 10.1

CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Confidential Settlement and Mutual General Release Agreement (this “Agreement”) is entered into effective as of June 30th, 2023 (the “Effective Date”) by and among (i) Reliance Global Group, Inc. (“RGG”), (ii) Medigap Healthcare Insurance Agency, LLC (“Agency,” and, together with RGG, the “Reliance Parties”), (iii) Pagidem, LLC f/k/a Medigap Healthcare Insurance Company, LLC (“Pagidem”), (iv) Joseph J. Bilotti, III (“Bilotti,” and, together with Pagidem, the “Bilotti Parties”), (v) Kyle Perrin (“Perrin”), (vi) Zachary Lewis (“Lewis”), (vii) T65 Health Insurance Solutions, Inc. f/k/a T65 Health Solutions, Inc. (“T65”), and (viii) Seniors First Life, LLC (“SFL,” and, together with Lewis and T65, the “Lewis Parties”). The Bilotti Parties, Perrin, and the Lewis Parties are collectively referred to herein as the “Medigap Parties.” Each of the parties shall be referred to individually as “Party,” and collectively referred to as the “Parties.”

WHEREAS, RGG, Pagidem, and Bilotti entered into the Asset Purchase Agreement dated December 21, 2021 (“APA”) under which RGG acquired, and the Bilotti Parties sold, certain assets and liabilities of Pagidem to RGG; and

WHEREAS, as part of the transactions contemplated by the APA, RGG and Perrin entered into the Employment Agreement dated as of January 10, 2022 (the “Employment Agreement”);

WHEREAS, RGG later assigned the assets and liabilities it acquired pursuant to the APA, and the Employment Agreement, to its wholly-owned subsidiary, Agency;

WHEREAS, Perrin previously served as the Chief Operating Officer and Chief Executive Officer of Agency pursuant to the Employment Agreement;

WHEREAS, RGG and Lewis entered into that certain Non-Disclosure Agreement, effective as of January 24, 2022 (the “NDA”);

WHEREAS, RGG, pursuant to the APA, has filed a claim with the American Arbitration Association (“AAA”), Case No. 01-23-0002-3404 (the “Bilotti Arbitration”), wherein RGG purports to assert claims against the Bilotti Parties for fraudulent inducement, intentional and negligent misrepresentation, breach of contract, breach of restrictive covenants, conversion, civil theft, tortious interference, and conspiracy (the “Bilotti Claim”);

WHEREAS, RGG, pursuant to the Employment Agreement, has filed a claim with the AAA, Case No. 01-23-0002-2048(the “Perrin Arbitration”), wherein RGG purports to assert claims against Perrin for conversion, civil conspiracy, fraud, breach of fiduciary duty, and breach of duty of loyalty and good faith. (the “Perrin Claim”);

WHEREAS, in the Perrin Arbitration, Perrin filed Counterclaims against RGG for breaches of employment agreement, unjust enrichment, and breach of the covenant of good faith and fair dealing (the “Perrin Counterclaim”);

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WHEREAS, the Reliance Parties have filed a complaint in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida, Case No. 50-2023-CA-010777-XXXXMB, Div. AA (the “Lewis Litigation,” and, together with the Bilotti Arbitration and the Perrin Arbitration, the “Medigap Disputes”), wherein the Reliance Parties purport to assert claims against the Lewis Parties for Tortious Interference with Business Relationship, Civil Conspiracy, Breach of Contract, Conversion, and Unjust Enrichment (the “Lewis Claim”);

WHEREAS, the Parties have each disputed and continue to dispute the claims asserted and allegations made against them;

WHEREAS, United Insurance Group Agency, Inc. and/or LTC Global, Inc. or those entities’ assignees, affiliates, subsidiaries, partners or parent companies (collectively, the “Factor”), allege the Reliance Parties owe them a debt, which the Reliance Parties dispute;

WHEREAS, the Medigap Parties have not assisted the Factor in any way as against the Reliance Parties in the Factor’s alleged claim against the Reliance Parties;

WHEREAS, the Parties, without admitting any wrongdoing or any of the allegations made in the Medigap Disputes, in a good faith effort to avoid the cost and expense of protracted arbitration or litigation, and in the interest of resolving the Medigap Disputes and all other existing or potential disputes between them in an efficient and mutually beneficial manner, now desire to (1) settle, fully and finally, the Medigap Disputes and all duties and obligations owed pursuant to or implied by the APA, the Employment Agreement, the NDA and all ancillary documents and agreements referenced or contemplated therein (collectively, the “Documents”), (2) dismiss with prejudice all claims and counterclaims asserted in the Medigap Disputes, including, for the avoidance of doubt, the Bilotti Claim, Perrin Claim, Perrin Counterclaim, and Lewis Claim, (3) grant general mutual releases as set forth herein, and (4) terminate all remaining duties and obligations between and among each of the Parties as set forth in the Documents, including, without limitation, those duties and obligations owed pursuant to (a) Sections 8.3 and 8.4 of the APA, and (b) Sections 10 and 11 of the Employment Agreement; provided, however, nothing herein shall release or terminate the duties and obligations set forth herein, including, without limitation, the requirement of the Payor Parties (as defined below) to pay the Settlement Payment to the Reliance Parties when due as provided herein. For the avoidance of doubt, the Parties expressly intend to release all claims each may possess against the other, whether known or unknown, as of the Effective Date except as otherwise set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and intending to be legally bound, the Parties agree as follows:

1. Recitals. The Parties hereby incorporate the foregoing Recitals into this Agreement as if set forth herein and agree that the Recitals are true and correct.

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2. Release.

a. Release by the Reliance Parties. Upon receipt of the Settlement Payment to the Reliance Parties, the Reliance Parties, on behalf of themselves and on behalf of their predecessors, successors, assignees, affiliates, parents, direct or indirect subsidiaries, shareholders, members, designees, partners, directors, officers, employees, agents, representatives, attorneys, insurers, spouses and heirs, do each hereby unconditionally, absolutely and irrevocably release, remise, acquit and forever settle, release and discharge each and all of the Bilotti Parties, Perrin, and the Lewis Parties, and each of their present and former agents, servants, or employees, members, owners, shareholders, officers, managers, partners, directors, trustees, representatives, attorneys, contractors, predecessor and successor entities and assigns, parents, subsidiaries and affiliates (collectively, the “Medigap Released Parties”) of and from any and all past, existing, and/or future suits, liabilities, claims, demands, fees, costs, expenses, payments, judgments, damages, actions and rights or causes of action of any kind or nature, from the beginning of the world to the Effective Date, whether arising in tort, by contract, by warranty, by statute, or otherwise, whether in law or in equity or otherwise, regardless of whether known or unknown, suspected or unsuspected, contingent or vested, patent or latent, accrued or not accrued as of the date of execution hereof relating to the Documents, the Medigap Disputes, and any other claims or causes of action based on any facts, circumstances, actions or omissions that occurred between the Reliance Parties and Medigap Released Parties, up to and including the Effective Date, including but not limited to (A) any matters that were or could have been alleged in the: (i) the Bilotti Arbitration; (ii) the Perrin Arbitration; (iii) the Lewis Litigation; and (B) (i) any and all claims to additional money, distributions, or compensation of any kind from the Medigap Released Parties; provided, however, that any obligations created by or set forth in this Agreement shall not be released; provided further, for the avoidance of doubt, that nothing herein shall serve to release any claims the Reliance Parties may have against the Factor.

b. Release by the Medigap Parties. Upon receipt of the Settlement Payment to the Reliance Parties, the Medigap Parties, on behalf of themselves and on behalf of their predecessors, assignees, affiliates, parents, direct or indirect subsidiaries, shareholders, members, designees, partners, directors, officers, employees, agents, representatives, attorneys, insurers, spouses and heirs, do each hereby unconditionally, absolutely and irrevocably release, remise, acquit and forever settle, release and discharge each and all of the Reliance Parties, and each of their present and former agents, servants, or employees, members, owners, shareholders, officers, managers, partners, directors, trustees, representatives, attorneys, contractors, predecessor and successor entities and assigns, parents, subsidiaries and affiliates (collectively, the “Reliance Released Parties”) of and from any and all past, existing, and/or future suits, liabilities, claims, demands, fees, costs, expenses, payments, judgments, damages, actions and rights or causes of action of any kind or nature, from the beginning of the world to the Effective Date, whether arising in tort, by contract, by warranty, by statute, or otherwise, whether in law or in equity or otherwise, regardless of whether known or unknown, suspected or unsuspected, contingent or vested, patent or latent, accrued or not accrued as of the date of execution hereof relating to the Documents, the Medigap Disputes, and any other claims or causes of action based on any facts, circumstances, actions or omissions that occurred between the Medigap Parties and Reliance Released Parties, up to and including the Effective Date, including but not limited to (A) any matters that were or could have been alleged in the: (i) the Bilotti Arbitration; (ii) the Perrin Arbitration; (iii) the Lewis Litigation; and (B) (i) any and all claims to additional money, distributions, or compensation of any kind from the Medigap Released Parties; provided, however, that any obligations created by or set forth in this Agreement shall not be released.

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c. Release Related to Perrin’s Employment. In addition to the release provisions above, Mr. Perrin, individually, releases the Reliance Parties from all claims arising under any federal, state or local law or statute, including without limitation, the Fair Labor Standards Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family Medical Leave Act, Title VII of the Civil Rights Act of 1964, Employee Retirement Income Security Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the law of contract and tort, any claim for attorneys’ fees, claims for unpaid wages or other employment compensation, and claims of personal injury, including mental and physical pain and suffering or intentional infliction of emotional distress. Additionally, Mr. Perrin expressly waives any right to recover any type of personal relief from the Reliance Parties, including monetary damages or reinstatement, in any administrative action or proceeding, whether state or federal, and whether brought by Mr. Perrin or on his behalf by an administrative agency, related in any way to the matters herein.

d. Attorneys’ Fees. Each of the Parties agrees (i) to bear any and all attorneys’ fees and costs it may have had, paid or incurred in connection with the Medigap Disputes or related to the Medigap Disputes, or the Documents and (ii) that none of the Parties shall be entitled to be a prevailing party against any other Party hereto and/or to recover any attorneys’ fees, costs or expenses from any other Party pursuant to any AAA rule, applicable law, the Documents or otherwise.

3. Payment of Settlement Amount. Within five (5) business days of the Effective Date, the Medigap Parties shall pay to RGG, in accordance with the wire instructions attached hereto as Exhibit A,an amount equal to $2,900,000 (the “Settlement Payment”). The Parties agree that, following the payment contemplated by this Section 3, none of the Medigap Released Parties shall have any further payment obligations to any of the Reliance Parties under any of the Documents or this Agreement.

4. Termination of Documents. Upon receipt of the Settlement Payment by the Reliance Parties, all of the Parties shall be fully, finally, and mutually discharged of any obligations under the Documents, including, without limitation, (a) Sections 8.3 and 8.4 of the APA, (b) Sections 10 and 11 of the Employment Agreement, and (c) any noncompete, nonsolicitation, nondisparagement and nondisclosure obligations, and such obligations shall be deemed terminated, released and waived. For the avoidance of doubt, each and all Parties to this Agreement hereby waive their rights to enforce any provisions terminated hereby as well as any and all amounts claimed to be owed or due to be owed under the Documents.

5. Dismissals with Prejudice. Within five (5) business days of Reliance Parties receipt of the Settlement Payment: (i) RGG shall cause the Bilotti Arbitration to be dismissed, with prejudice; (ii) the Reliance Parties and Perrin shall cause the Perrin Arbitration to be dismissed, with prejudice; and (iii) the Reliance Parties shall cause the Lewis Litigation to be dismissed, with prejudice. In each case, the Parties responsible for causing the aforementioned dismissals with prejudice shall state, to the AAA or the Court, as applicable, that each party to the arbitration or litigation shall bear its or his own fees and costs.

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6. No Admissions. This Agreement represents the compromise and settlement of disputed claims and is not to be used or construed as an admission, direct or indirect, of any liability or wrongdoing whatsoever in any court or proceeding of any nature or in any subsequent actions by or among the Parties hereto.

7. Confidentiality. The Parties agree that the existence of this Agreement, and any and all terms of this Agreement, shall be kept confidential among the Parties, except: (1) as otherwise required by law, (2) as required by the rules of a stock exchange on which its securities are listed, (3) communications required by federal securities law, including the disclosure obligations under Section 13 and 15(d) of the Exchange Act of 1934, (4) communications with any Parties’ tax, accounting or legal professionals for the solicitation of advice, (5) communications with Reliance Parties’ board(s) of directors and/or shareholders, or (6) communications with a court of competent jurisdiction. The Parties agree there will be no publication or external disclosure of this settlement, and that this Agreement shall not be treated as an admission of liability by any Party hereto for any purpose. In addition, the Parties agree that the Medigap Parties will in no way assist the Factor in any investigation, claim or proceeding by them against the Reliance Parties.

8. Non-Disparagement. Each of the Parties agrees that it or he will not disparage or encourage or induce others to disparage any other Party or its business, products or services or former or current directors, officers or employees. The term “disparage” shall mean comments or statements on the internet or via social media, to the press and/or media, or to any individual or entity with whom any of the Parties has a prospective or existing business relationship, and which would adversely affect in any manner the Party’s prospective or existing business relationship or reputation. The Parties agree that a breach of this non-disparagement provision would cause the non-breaching party irreparable harm that is not compensable fully with money damages and therefore is appropriate for injunctive relief from a court of competent jurisdiction. This Section 8 shall not prohibit the Parties from communicating or testifying truthfully (i) to or with any government agencies and/or from cooperating with any such agency, (ii) pursuant to subpoena, (iii) as required by valid legal process or as otherwise required by law or (iv) in any action to challenge or enforce the terms of this Agreement.

9. Non-Interference. Each of the Medigap Parties agrees that it or he shall not, for a time period of twelve (12) months from the Effective Date, contact any person, known to be a current customer of the Reliance Parties, for the purpose of soliciting or diverting such customer from the Reliance Parties.

10. Dispute Resolution; Enforcement of this Agreement. All actions, proceedings, controversies or claims arising out of, or relating to, this Agreement, or the breach or interpretation thereof or the matters resolved hereby, must and shall be resolved exclusively state and federal courts located in Palm Beach County, Florida, which shall have exclusive jurisdiction. In the event of a dispute between the Parties involving the enforcement of the provisions of this Agreement, the prevailing party in such dispute shall be entitled to recover its reasonable costs and expenses, including reasonable attorneys’ fees and costs, incurred in connection with such dispute, any appeal thereof and any action taken to enforce the payment of the fees and costs pursuant to this Section 9.

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11. Authority, Representations, Reliance. Each of the Parties represents and warrants (a) it is the sole owner of all claims released herein and that no portion of any action, claim, demand, cause of action, or other matter released herein has been assigned, pledged, or transferred to any other person or entity either directly or indirectly, voluntarily, involuntarily or by operation of law. The signatory for each Party represents and warrants he or she is a duly authorized representative with valid authority to sign for such Party and acknowledges that he or she has carefully read and fully understands all of the terms of this Agreement, including the release and obligations contained herein, and that he or she enters into this Agreement voluntarily, (b) has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (c) this Agreement has been duly executed and delivered by such Party and is the legal, valid, and binding agreement of such, enforceable against it in accordance with the terms hereof, and (d) the execution of this Agreement and the performance of the obligations hereunder does not constitute (with or without notice or lapse of time or both) a default, breach or violation of any contract, written or oral, express or implied, to which such Party is a party or to which such Party is or may be bound. The Parties assume the risk of any and all claims for damages which exist as of this date, or that may exist in the future, but of which they do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect the decision to enter into this Agreement voluntarily and with advice of counsel of their own choosing, and not in reliance on representations made by any of the other Parties. Each Party represents to the other Parties that they have had adequate time to seek counsel prior to signing this Agreement and enter into it of their own free will and after careful thought. OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, TO ANY OTHER PARTY OR PARTIES, AND NO PARTY HAS MADE, IS REQUIRED TO MAKE, AND/OR IS RELYING ON ANY DISCLOSURE FROM ANY OTHER PARTY HERETO, AND NO PARTY HAS RELIED ON ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.

12. Miscellaneous.

a. Severability. The Parties agree the covenants and provisions contained in this Agreement are separate, severable and independent of each other, as each term and condition is based on viable and independent consideration and is of great importance to the Parties. Therefore, should any covenant or provision of this Agreement be declared invalid or unenforceable for any reason, the remaining covenants and other terms and conditions of this Agreement shall continue in full force and effect.

b. Successors and Assigns. All of the covenants, conditions and provisions of this Agreement, including the appendices attached hereto, shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

c. Entire Agreement. This Agreement contains the entire understanding of the Parties and supersedes all prior understandings and representations. This Agreement may not be modified or supplemented except by a subsequent written agreement signed by each of the Parties. Each of the signatories to this Agreement does hereby declare that the terms of this Agreement include a general release and have been completely read and are fully understood and voluntarily accepted for the purpose of making a full and final compromise settlement of all claims set forth above, disputed or otherwise, resulting from the aforementioned claims and damages, and it is specifically agreed that this Agreement shall be a complete bar between the Parties hereto as to all claims or suits of whatever nature relating to the Documents and the transactions contemplated thereby, and the Medigap Disputes, except for the obligations of the Parties under this Agreement.

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d. Drafting. The Parties and their counsel have been free to comment on, add to, delete from, and to otherwise change this Agreement as they have seen fit. Any changes made have been at the request of one or more of the Parties to this Agreement (or their counsel) and represent the memorialization of their intent. The Parties hereto agree that in the event of any dispute as to the precise meaning of any term or provision contained herein, the principle of construction and interpretation that written documents are to be construed against the Party preparing the same shall not be applicable.

e. Form and Headings. Wherever used herein, the singular shall include the plural, the plural shall include the singular, and pronouns shall be read as masculine, feminine or neuter, all as the context requires. The headings used in this Agreement are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision in it.

f. Governing Law. This Agreement shall be construed in accordance with the substantive laws of the State of Florida, without regard to conflicts of laws rules.

g. Original Signatures. A copy of this Agreement, which is signed and transmitted electronically, by facsimile, scan or telecopy machine shall be treated as and deemed to be an original document. The signature of any Party thereon, for purposes hereof, shall be considered as an original signature, and the document transmitted shall be considered to have the same binding effect as an original signature on an original document. At the request of any Party, any facsimile or telecopy documents shall be executed in original form by the Parties who executed the facsimile or telecopy document. No Party may raise the use of a facsimile or telecopy machine or the fact that any signature was transmitted through the use of a facsimile or telecopy machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Agreement.

h. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original hereof, all of which together shall constitute one and the same instrument. This Agreement may be executed by PDF signatures, which shall have the full force and effect as an original signature.

i. Effective Date. This Agreement shall become effective, final, and binding on the Effective Date.

j. Binding and Enforceable Agreement. Each Party waives and relinquishes any and all rights, under principles of law and equity, to rescind, vacate, or otherwise challenge this Agreement (including its making or enforceability), including but not limited to duress, coercion, unilateral mistake, mutual mistake, fraud in the inducement, or breach of any obligations or duties which any Party owed, or may have owed, any other Party from the beginning of the world to the date of this Agreement, arising under statutory or common law, or rule of procedure, including but not limited to disclosure or discovery obligations in any litigation between or among the Parties.

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IN WITNESS WHEREOF, and intending to legally bind ourselves, our representatives, successors and assigns, the Parties herein set our hands and execute this Agreement on the date indicated below.

Reliance Global Group, Inc.

By:	/s/ Ezra Beyman
Its:	CEO + Chairman
Print Name:	Ezra Beyman
Date:	6/29/23

Medigap Healthcare Insurance Agency, LLC

By:	/s/ Ezra Beyman
Its:	Manager
Print Name:	Ezra Beyman
Date:	6/29/23

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Pagidem, LLC f/k/a Medigap Healthcare Insurance Company, LLC

By:	/s/ Joseph Bilotti III
Its:	Owner
Print Name:	Joseph Bilotti III
Date:	6/30/23

Joseph J. Bilotti III

By:	/s/ Joseph Bilotti III
Date:	6/30/23

Kyle Perrin

By:	/s/ Kyle Perrin
Date:	6/30/23

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Zachary Lewis

By:	/s/ Zachary Lewis
Date:	06/30/2023

T65 Health Insurance Solutions, Inc. f/k/a T65 Health Solutions, Inc.

By:	/s/ Zack Lewis
Its:	CEO
Print Name:	Zack Lewis
Date:	06/30/2023

Seniors First Life, LLC

By:	/s/ Zack Lewis
Its:	CEO
Print Name:	Zack Lewis
Date:	06/30/2023

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EXHIBIT A1

From the Bilotti Parties to the Reliance Parties:

Amount: $1,933,333.34

Account Name:

Beneficiary Address:

Account Number:

Bank Name:

Bank ABA Number:

From Perrin to the Reliance Parties:

Amount: $ 966,666.66

Account Name:

Beneficiary Address:

Account Number:

Bank Name:

Bank ABA Number:

1 [To include Reliance’s wire instructions]

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